Exhibit 99.1

BEA Systems, Inc. 2315 North First Street San Jose, California 95131 Telephone: (408) 570-8000 Fax: (408) 570-8901 www.bea.com

At the Company:

Kevin Faulkner, Vice President – Investor Relations

(408) 570-8293

Renee Barton, Director – Investor Relations

(408) 570-8223

BEA Reports Third Quarter Financial Results;

Net Income up 17% Year over Year

BEA Developer Count up 55%

Since Introduction of WebLogic Workshop

SAN JOSE, Calif. – November 13, 2003 – BEA Systems, Inc. (Nasdaq: BEAS – news), the world’s leading application infrastructure software company, today announced results of its fiscal third quarter. For the third quarter ended October 31, 2003, BEA reported total revenues of $252.1 million, up 8% from $234.0 million in last year’s third quarter. For the third quarter, BEA reported license revenues of $128.2 million, up 2% from $126.1 million a year ago. In the quarter, BEA generated cash flow from operations of $60.0 million, up from $45.3 million a year ago. As of October 31, 2003, BEA’s balance of cash and short-term investments was approximately $1.4 billion.

For the third quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $44.9 million, a 34% increase over last year’s third quarter. BEA reported GAAP operating margin of 17.8%, up from 14.3% in last year’s third quarter. BEA reported GAAP net income of $29.0 million, up 17% from $24.7 million a year ago. BEA reported GAAP diluted net income per share of $0.07 for the third quarter, up from $0.06 last year. Adoption of FASB Interpretation Number 46, “Consolidation of Variable Interest Entities,” (FIN 46) had a $2.2 million positive impact on GAAP operating income, but no impact on net income.

For the third quarter, BEA reported pro forma operating income of $51.7 million, a 28% increase over last year’s third quarter. BEA reported pro forma operating margin of 20.5%, after including the effect of adoption of FIN 46, up from 17.3% in last year’s third quarter. BEA reported pro forma net income of $34.1 million and pro forma diluted net income per share of $0.08 for the third quarter. Pro forma results exclude acquisition-related expenses, net gains or losses on investments in equity securities, employer payroll taxes on stock options, write-offs of debt issuance costs and other non-recurring charges. A reconciliation of pro forma adjustments is summarized on pages five and six of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“With revenue, profit and cash flow all up, our first full quarter shipping BEA WebLogic Platform 8.1 was another solid performance, despite continuing challenges in the IT spending environment. Compared to last year’s third quarter, our platform business continued to grow and we improved our operating income, operating margin, and cash flow from operations,” said Alfred Chuang, BEA’s founder, chairman and CEO. “BEA WebLogic Platform 8.1 is gaining momentum. It represents our most significant product transition since we introduced WebLogic application server five years ago. We believe interest from customers and partners is growing, and we expect it to be a hit, too. Already our leading indicators, such as the increase in our developer base and our consulting and education business, show that customers are recognizing the promise of 8.1. It’s easy to see why. Independent

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BEA Reports Q3 Fiscal 2004 Results

November 13, 2003 / Page 2

research studies and customer tests show that WebLogic 8.1 delivers revolutionary productivity gains that translate into faster time to value on mission-critical software projects like business integration and enterprise portals.”

Key Customer and Partner Deals

Key customer, partner and end-user deals signed in the quarter included Accredited Home Lenders, America Online, Ameriquest Mortgage, Ameritrade, Banque de la Poste, Casio Computer, Catlin Underwriting, Cendant Mortgage, China Mobile Communication, China Telecom, CITIC Ka Wah Bank, Clearstream Services, Corporation Services Company, Department of Veterans Affairs, Deutsche Bank, DirecTV, Electronic Power HuBei, FileNet, Flying J, FundSERV, General Services Administration, HP, Huntington National Bank, Hutchison Ports Holding, InnovaPost, InterContinental Hotels Group, Kinko’s, Korea Telecom, Massachusetts Institute of Technology, McGraw-Hill, National Education Association, NEC, Nuon, Nykredit, PacifiCare Health Systems, Radian Guaranty, Royal Mail Group, Smart and Final, Sony, SWIFT, Telekomunikacja Polska, TIM Peru, Towers Perrin, Toyota Australia, Truelink, US Army, WebEx Communications, Wells Fargo, Wendy’s International, World Travel, and Zions Bank.

New or expanded relationships were entered into with hardware OEMs, systems integrators, ASPs, and ISVs, including Actional, Chordiant Software, Computer Associates, Confluent Software, CSG Systems, Dovetail Systems, E.piphany, Fedelis Software, FileNet, First Genetic Trust, GEAC Computer, Harris Corporation, IIT, Incommit, InQuira, International Decision Systems, Kapow!, Manugistics, MDSI, MKS, NEC, Notiva, Pinnacor, SAIC, SPL World Group, Sun Hill Software, Symantec, Tonic Software, Ubiquity, Verid, Verio, Volantis, WellFound, Worksuite, Wysdom, Xelus, and Yantra.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation for more than 15,000 customers around the world, including the majority of the Fortune Global 500. BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 77 offices in 31 countries and is on the Web at www.bea.com.

Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through November 20, 2003, by dialing 706-645-9291, access code 3074270.

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BEA Reports Q3 Fiscal 2004 Results

November 13, 2003 / Page 3

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding future market opportunity, future financial performance, new feature and product introductions, customer and partner acceptance of BEA products, and performance of BEA’s indirect channel. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuation in customer spending due to economic, geopolitical, competitive and other factors, dependence on growth of the markets for BEA’s products, dependence on new product introductions and enhancements, market acceptance of BEA’s products and enhancements, length of BEA’s sales cycle, competition, dependence on acceptance of BEA’s products by channel partners, dependence on success of BEA’s channel partners, integration of past and future acquisitions, dependence on hiring key personnel, rapid technological change, potential software defects, and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 25 through 36 of BEA’s Report on Form 10-Q for the fiscal quarter ended July 31, 2003, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Legal Notice Regarding Pro Forma Financial Information

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes. A reconciliation of pro forma adjustments to our GAAP financial results is summarized on pages five and six of this release.

# # #

BEA, Tuxedo, and WebLogic are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

– FINANCIAL TABLES FOLLOW –

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BEA Systems, Inc.

November 13, 2003 / Page 4

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
Revenues:
License fees	$128,229	$126,116	$377,923	$381,317
Services	123,853	107,907	356,501	303,412

Total revenues	252,082	234,023	734,424	684,729

Cost of revenues:
Cost of license fees	6,415	4,981	18,735	14,097
Cost of services	46,635	46,177	141,107	131,797
Amortization of acquired intangible assets	6,054	6,393	16,861	21,492

Total cost of revenues	59,104	57,551	176,703	167,386

Gross profit	192,978	176,472	557,721	517,343

Operating expenses:
Sales and marketing	94,946	89,572	281,379	274,507
Research and development	34,294	34,548	103,847	99,068
General and administrative	18,836	18,936	56,572	56,595

Total operating expenses	148,076	143,056	441,798	430,170

Income from operations	44,902	33,416	115,923	87,173

Interest and other, net	(3,452)	1,904	(2,481)	(17,403)

Income before provision for income taxes	41,450	35,320	113,442	69,770

Provision for income taxes	12,435	10,596	34,033	20,931

Net income	$29,015	$24,724	$79,409	$48,839

Net income per share:
Basic	$0.07	$0.06	$0.20	$0.12

Diluted	$0.07	$0.06	$0.19	$0.12

Shares used in computing net income per share:
Basic	403,570	406,900	402,440	405,880

Diluted	422,980	413,400	420,047	417,323

BEA Systems, Inc.

November 13, 2003 / Page 5

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended October 31, 2003				For the Three Months Ended October 31, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$252,082	$—		$252,082	$234,023	$—		$234,023
Cost of revenues	59,104	(6,058	)(a)	53,046	57,551	(6,393	)(a)	51,158

Gross profit	192,978	6,058		199,036	176,472	6,393		182,865
Operating expenses	148,076	(742	)(b)	147,334	143,056	(621	)(b)	142,435

Income from operations	44,902	6,800		51,702	33,416	7,014		40,430
Interest and other, net	(3,452)	(458	)(c)	(2,994)	1,904	—		1,904

Income before provision for income taxes	41,450	7,258		48,708	35,320	7,014		42,334
Provision for income taxes	12,435	2,177	(d)	14,612	10,596	2,104	(d)	12,700

Net income	$29,015	$5,081		$34,096	$24,724	$4,910		$29,634

Net income per share	$0.07			$0.08	$0.06			$0.07

Pro forma diluted shares outstanding	422,980			422,980	413,400			413,400

(a)	Pro forma cost of revenues excludes $4 and $0 related to employer payroll taxes on stock options, and $6,054 and $6,393 related to the amortization of acquired intangible assets for the three months ended October 31, 2003 and 2002, respectively.

(b)	Pro forma operating expenses exclude $227 and $28 related to employer payroll taxes on stock options, and $515 and $593 related to acquisition-related deferred stock compensation expense for the three months ended October 31, 2003 and 2002, respectively.

(c)	Pro forma interest and other, net excludes $458 and $0 related to write-off of deferred financing fees for the three months ended October 31, 2003 and 2002, respectively.

(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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November 13, 2003 / Page 6

BEA SYSTEMS, INC.

PRO FORMA STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Nine Months Ended October 31, 2003				For the Nine Months Ended October 31, 2002
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$734,424	$—		$734,424	$684,729	$—		$684,729
Cost of revenues	176,703	(16,870	)(a)	159,833	167,386	(21,570	)(a)	145,816

Gross profit	557,721	16,870		574,591	517,343	21,570		538,913
Operating expenses	441,798	(1,951	)(b)	439,847	430,170	(2,199	)(b)	427,971

Income from operations	115,923	18,821		134,744	87,173	23,769		110,942
Interest and other, net	(2,481)	(656	)(c)	(1,825)	(17,403)	(21,933	)(c)	4,530

Income before provision for income taxes	113,442	19,477		132,919	69,770	45,702		115,472
Provision for income taxes	34,033	5,842	(d)	39,875	20,931	13,711	(d)	34,642

Net income	$79,409	$13,635		$93,044	$48,839	$31,991		$80,830

Net income per share	$0.19			$0.22	$0.12			$0.19

Pro forma diluted shares outstanding	420,047			420,047	417,323			417,323

(a)	Pro forma cost of revenues excludes $9 and $78 related to employer payroll taxes on stock options, and $16,861 and $21,492 related to amortization of acquired intangible assets for the nine months ended October 31, 2003 and 2002, respectively.

(b)	Pro forma operating expenses exclude $268 and $420 related to employer payroll taxes on stock options, and $1,683 and $1,779 related to acquisition-related deferred stock compensation expense for the nine months ended October 31, 2003 and 2002, respectively.

(c)	Pro forma interest and other, net excludes net losses of $198 and $21,933 related to write-downs and disposals of investments in equity securities, and $458 and $0 related to write-off of deferred financing fees for the nine months ended October 31, 2003 and 2002, respectively.

(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these pro forma adjustments.

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BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2003	January 31, 2003
	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$651,672	$578,717
Restricted cash	1,545	4,369
Short-term investments	731,324	688,753
Accounts receivable, net	204,528	208,189
Other current assets	34,664	43,869

Total current assets	1,623,733	1,523,897

Property and equipment, net (b)	360,082	63,938
Acquired intangible assets, net	75,508	69,724
Long-term restricted cash (b)	3,880	131,727
Other long-term assets	18,785	20,673

	$2,081,988	$1,809,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$219,983	$211,059
Deferred revenues	232,044	233,758
Current portion of notes payable and other obligations	602	764

Total current liabilities	452,629	445,581

Notes payable and other long-term obligations	6,522	8,429
Convertible subordinated notes	550,000	550,000
Long-term debt for land lease (b)	191,639	—

Stockholders’ equity:
Common stock	1,072,535	1,003,252
Accumulated deficit	(58,266)	(137,675)
Deferred compensation	(12,451)	(18,479)
Treasury stock	(123,993)	(42,095)
Accumulated other comprehensive income	3,373	946

Total stockholders’ equity	881,198	805,949

	$2,081,988	$1,809,959

(a)	Derived from audited condensed consolidated financial statements.
(b)	The increases in Property and equipment, net and Long-term debt for land lease and the decrease in Long-term restricted cash are primarily due to the adoption of Financial Accounting Standards Board Interpretation No. 46 on August 1, 2003. Refer to the BEA Systems, Inc. Quarterly Report on Form 10-Q for the quarter ended July 31, 2003 for more information.